Exhibit 10.1

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. HM -1	Principal Amount $ 100,000
Original Issue Date: July __, 2009

INVO BIOSCIENCE, INC.

12% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, the Company promises to pay to the order of ______or its registered assigns (the “Investor”), in United States Dollars, the principal sum of  $100,000, on the first to occur of (i) one (1) year following the Original Issue Date (as defined below), or (ii) the follow on financing of at least $2,500,000 (as defined below), (in each case, the “Maturity Date”), and to pay interest to the Investor on the principal amount of this Note outstanding in accordance with the provisions hereof.  All holders of Notes are referred to collectively, as the “Investors.”  The Company shall have the right to prepay this Note, in part or in whole, at any time and from time to time, without any prepayment penalty or other fee.  In the event that the Maturity Date occurs on a date that is not a Business Day (as defined below), then all payments due on such date shall be payable on the next succeeding Business Day.

So long as this Note remains outstanding, it is subject to the following additional provisions:

1. Definitions.                                In addition to the terms defined elsewhere in this Note: (a) capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, dated as of July __, 2009, among the Company and the Investors identified therein (the “Purchase Agreement”), and (b) the following terms have the meanings indicated below:

“Bankruptcy Event” means any of the following events:  (a) the Company commences a proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company; (b) there is commenced against the Company any such case or proceeding described in the foregoing clause (a) that is not dismissed within sixty (60) days after commencement; (c) by an order of a court of competent jurisdiction, the Company is adjudicated insolvent or bankrupt; (d) a custodian or receiver has been appointed for all or any substantial part of its to the Company’s property, and such custodian or receiver is not discharged or stayed within sixty (60) days from the appointment date thereof; (e) under applicable law, the Company makes a general assignment for the benefit of creditors; (f) the Company calls in writing a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company, by any act or failure to act, expressly in writing indicates its consent to or approval of any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

    “Common Stock” means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Conversion Date” means the date a Conversion Notice together with the Conversion Schedule is actually received by the Company in proper and completed form in accordance with Section 6(a) of the Note.

“Conversion Notice” means a written notice in the form attached hereto as Exhibit A.

“Conversion Price” means $.10 per share.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

   “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment, when the same becomes due and payable, of principal under or interest in respect of this Note;

(ii) the Company experiences, an event of default (which has not been cured in accordance with the terms thereof and is continuing) and acceleration of payment obligations under, any currently existing or hereafter arising material agreement, debenture (other than a Note) or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness or under any long term leasing or factoring arrangement, if the aggregate amount of the obligations and liabilities of the Company under the Indebtedness in such default exceeds  $100,000 (each of the foregoing, a “Material Debt Agreement”);

(iii)           the occurrence of a Bankruptcy Event; or

(iv)           any breach of any material covenant, agreement or representation and/or warranty in any of the Transaction Documents (as described in the Purchase Agreement)

“Follow-On-Financing” shall mean the offer and sale of securities of the Company.

“Fundamental Transaction” means the occurrence of any of the following in one or a series of related transactions: (i) the Company effects any merger or consolidation of the Company with or into another Person (other than a reincorporation and/or similar transaction), (ii) the Company effects any sale of all or substantially all its assets, (it being understood that a sale (but not a license (unless the license results in the Company business and/or revenues resulting substantially from licensing revenues)) of any patents related to the Company’s technology shall constitute a Fundamental Transaction) .or (iii) any Person acquires at least 50.01% of the issued and outstanding voting stock of the Company.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, Notes, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than unsecured accounts payable incurred in the ordinary course of business and no more than ninety (90) days past the date of the invoice therefor), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements that exceed amounts necessary to hedge the Company’s cross-currency exposure, (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, and (i) the Indebtedness of any partnership in which such Person is a general partner.

“Original Issue Date” has the meaning set forth on the face of this Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Underlying Shares” means the Common Stock issuable upon conversion of the Notes.

“Warrants” means the Common Stock purchase warrants issued pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. Interest.

(a)           The Company shall pay interest in cash in United States dollars to the Investor on the aggregate unconverted and then outstanding principal amount of this Note at the rate of twelve percent (12%) per annum.  All interest shall accrue and be payable on the maturity date, the interest will be payable in common stock shares.  Interest shall be compounding and shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date.

(b)           Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (the “Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the principal amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Investor had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident and any funds received in excess of such limits shall be so applied as provided herein or held in trust.

3. Registration of Notes.  The Company shall register the Note upon records maintained by the Company for that purpose (the “Note Register”) in the name of each record Investor thereof from time to time. The Company may deem and treat the registered Investor of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary from such record Investor.

4. Registration of Transfers and Exchanges.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note.  The Company agrees that its prior consent is not required for the transfer of any portion of this Note; provided, however, that the Company shall be entitled to reasonable written assurance, including an opinion of counsel reasonably acceptable to the Company that such transfer complies with applicable federal and state securities laws.  This Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Investor surrendering the same. No service charge or other fee will be imposed in connection with any such registration of exchange.

5. Conversion.  All or any portion of the principal amount of this Note outstanding at any time, together with any accrued and unpaid interest hereunder, shall be convertible into shares of Common Stock at the Conversion Price, at the option of the Investor.  The Investor may effect conversions under this Section 5 by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 1 attached hereto (the “Conversion Schedule”).  If the Investor is converting less than all of the principal amount represented by this Note, the Company shall honor such conversion and shall no later than three (3) Business Days thereafter, deliver to the Investor a Conversion Schedule indicating the principal amount which has not been converted and a new Note in the principal amount not so converted.

6. Mechanics of Conversion.

(a) The number of Underlying Shares issuable upon any conversion hereunder shall equal (i) the outstanding principal amount of this Note to be converted, together with any accrued but unpaid interest upon such principal amount being converted, divided by (ii) the Conversion Price in effect on the Conversion Date.

(b)  Conversion Price adjustment, if the Company issues new stock within twenty-four months (24) of executing this note at a price point below the conversion price as outlined in this document, then the conversion price will be automatically modified to reflect the new lower price per share.

(c) The Company shall no later than ten (10) Business Days following the Conversion Date promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Investor and in such name or names as the Investor may designate in the Conversion Notice, a certificate for the Underlying Shares issuable upon such conversion.  The Investor, or any Person so designated by the Investor in the Conversion Notice to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of such Conversion Date.

(d) The Investor must deliver the original Note (or a lost note certificate) in order to effect a conversion hereunder.

7. Events of Default.

(a) At any time or times following the occurrence and during the continuance of an Event of Default, the Required Investors may elect to declare, by written notice to the Company (an “Event Notice”), all or any portion of the outstanding principal amount of this Note, due and payable.

(b) Subject to Section 7(a) above, in connection with any Event of Default, the Investor need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind (other than the Event Notice), and the Investor may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Investor at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

8. Ranking.  This Note ranks junior to the SBA $50,000 Century Bank Line of Credit Loan. This Note, together with all other Notes now or hereafter issued pursuant to the Transaction Documents, shall rank senior in all respects to all existing and hereafter created Indebtedness of the Company.

9. Reservation of Underlying Shares.  Until the Maturity Date, commencing as of the date of the Offering, the Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note, free from preemptive rights or any other contingent purchase rights of persons other than the Investor.  Assuming due and proper conversion of this Note, the Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10. Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 10.

(a) Stock Dividends and Splits.  If the Company, at any time following the Offering and while this Note is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions.  If the Company, at any time following the Offering and while this Note is outstanding, distributes to all holders of Common Stock any security, asset(s) or other property of the Company (in each case, “Distributed Property”), then upon any conversion of this Note, the Investor shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Investor would have been entitled to receive in respect of such number of Underlying Shares had the Investor been the record holder of such Underlying Shares immediately prior to the record date for any distribution of Distributed Property.  Notwithstanding the foregoing, this Section 10(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan, which events shall be covered by Section 10(a).

(c) Reclassifications; Share Exchanges.  At any time following the Offering and while this Note is outstanding, in case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control transactions), the Investors of the Notes then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Investors shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Notes could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(d) Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Investor.

(f) Notice of Corporate Events.  If, at any time while this Note is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction, or, (iii) issues Additional Stock (hereafter defined) (iii) publicly authorizes in writing the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Investor a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

11. Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Note or payment of interest hereon, the number of Underlying Shares to be issued will be rounded to the nearest whole share.

12. Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to100 Cummings Center, Suite 421E, Beverly, MA 01915, facsimile:  978-878-9505, attention: Chief Financial Officer, (ii) if to the Placement Agent, to Hallmark Investments, Inc. 420 Lexington Avenue, 8th Floor, New York, NY  10170, facsimile: (212) 661-2055 and (iii) if to the Investor, to the address or facsimile number appearing on the Company's shareholder records or such other address or facsimile number as the Investor may provide to the Company in accordance with this Section.

13. Miscellaneous.

(a) This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns that are permitted pursuant to this Note.

(b) Subject to Section 13(a), above, nothing in this Note shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Investor.

(c) All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by, construed and enforced solely and exclusively in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings shall be commenced exclusively in the state and federal courts sitting in the County, City and State of New York, (the “New York Courts”).  Each party hereto hereby irrevocably agrees and submits to the exclusive jurisdiction of the New York Courts for any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such Proceeding.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding.  The prevailing party in a Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(d) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby.

(f) No provision of this Note may be waived or amended except (i) in accordance with the requirements set forth in the Purchase Agreement, and (ii) in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or Proceeding that may be brought by any Investor in order to enforce any right or remedy under the Notes. Notwithstanding any provision to the contrary contained in the Notes, it is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the Maximum Rate, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Notes exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Investor with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor’s election.

(h)           All rights and benefits, including, but not limited to, the right to receive notice of certain events set forth in the Purchase Agreement, are expressly incorporated by reference into this Note as if made directly in this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

INVO BIOSCIENCE, INC

By:

           Name: Kathleen T. Karloff

           Title: Chief Executive Officer

Name of Investor:

Principal Amount of This Note:  $100,000

EXHIBIT A

CONVERSION NOTICE

 (To be Executed by the Registered Investor

in order to convert Notes)

The undersigned hereby elects to convert the principal amount of Note indicated below, into shares of Common Stock of INVO Bioscience, Inc., as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Investor for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:
Date to Effect Conversion

Principal amount of Note owned prior to conversion

Principal amount of Note to be Converted

Aggregate amount of Interest to be Converted

Principal amount of Note remaining after Conversion

Number of shares of Common Stock to be Issued

$0.10 per Common Stock share

Applicable Conversion Price

Name of Investor

By:

Name:

Title:

Schedule 1

INVO Bioscience, Inc.

10% Senior Secured Convertible Promissory Notes

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions made under the above referenced Notes.

Dated:

Date of Conversion	Amount of Conversion (Including Interest)	Aggregate Principal Amount Remaining Subsequent to Conversion	Applicable Conversion Price
$0.10